As filed with the Securities and Exchange Commission on February 13, 2001 Registration No. 333 -

                            SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      FORM S-8

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANS GLOBAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

                Delaware                             62-1544008
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                         Identification No.)

        1393 Veterans Memorial Hwy.
        Hauppauge, New York                          11788

(Address of Principal Executive Offices)         (Zip Code)

                            1999 Long-Term Incentive Plan
                                (Full Title of Plan)

                            Asher S. Levitsky P.C.
                        Esanu Katsky Korins & Siger, LLP
                              605 Third Avenue
                            New York, New York 10158
                             (212) 953-6000
                           Fax: (212) 953-6899
(Name, address and telephone number, including area code, of agent for service)

                                Copies to:
                      Mr. Joseph G. Sicinski, President
                        Trans Global Services, Inc.
                       1393 Veterans Memorial Highway
                         Hauppauge, New York 11788
                            (631) 724-0006
                       Fax: (631) 724-0039

                         CALCULATION OF REGISTRATION FEE
Title of                    Proposed          Proposed
Securities        Amount      maximum           maximum             Amount of
To be             to be      offering          aggregate           registration
Registered       Registered  price per unit    offering price         fee
-----------      ----------  --------------    ---------------   --------------
Common Stock,     130,000        $.23              $30,000            $7.50
Par value         shares-2
$.01 per share

1 Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average exercise price of outstanding options to purchase 20,000 shares at $.125 per share and the closing price of the common stock on February 12, 2001 as to the remaining 110,000 shares.

2 Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may be required pursuant to the antidilution provisions of the plans.

This registration statement also constitutes post-effective amendment no. 2 to the registration statement on Form S-8, File No. 333-87451, which covers the registrant's 1995 and 1998 Long-Term Incentive Plans.

                                      PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or other participants in the 1995 Long-Term Incentive Plan and the 1998 Long-Term Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or other participants in the plans as specified by Rule 428(b)(1) under the Securities Act. These documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                      PART II

                   INFORMATION REQUESTED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Relevance.

The following documents have been filed by Trans Global Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 0-23382) and are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;
     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;
     (3) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999; and
     (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, which became effective on February 7, 1994.

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities hereby have been sold or which de-registers securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        The exhibit index appears on page II-2 of this Registration Statement.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          Not applicable

Item 6. Indemnification of Officers and Directors.

Under the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any director, officer, employee or agent against expense (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any specified threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Article SIXTH of the Registrant's Restated Certificate of Incorporation provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

The Company also maintains directors and officers liability insurance ("D&O Insurance"). The D&O Insurance covers any person who has been or is an officer or director of the Company or of any of its subsidiaries for all expense, liability and loss (including attorneys' fees, investigation costs, judgments, fines, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, net of the deductible.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits

          4.1   1999 Long Term Incentive Plan1
          5.1   Opinion of Esanu Katsky Korins & Siger, LLP.
        23.1    Consent of Moore Stephens, P.C. (Page II-5)
23.2 Consent of Esanu Katsky Korins & Siger, LLP (contained in Exhibit
            5.1 hereto).
        24.1    Power of Attorney (included on the signature page).

1       Filed as an exhibit to the Registrant's Proxy Statement dated April 21,
2000 for the 2000 Annual Meeting of Stockholders held on May 25, 2000, and incorporated herein by reference.

Item 9. Undertakings.

        (a)     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, Thereunto duly authorized, in the Town of Islip, State of New York on this ____th day of February, 2001.

                                TRANS GLOBAL SERVICES, INC.


                                By:

                                    Joseph G. Sicinski
                                    President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Joseph G. Sicinski, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Signature                              Title                            Date

_________________         President, Chief Executive Officer  February 13, 2001
Joseph G. Sicinski              and Director
(Principal Executive Officer)



________________        Chief Financial Officer and Director  February 13, 2001
Glen R. Charles
(Principal Financial
and Accounting Officer)



_______________          Director                             February 13, 2001
Edward D. Bright



________________         Director                            February 13, 2001
James L. Conway

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-8 of our report dated February 11, 2000 with respect to the financial statements of Trans Global Services, Inc. (the "Company"), which were included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated by reference in this Registration Statement, and to the use of our name, and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.


                                                   MOORE STEPHENS, P.C.
                                                   Certified Public Accountants.

Cranford, New Jersey
February    , 2001

                                                                   Exhibit 5.1
                             Esanu Katsky Korins & Siger, LLP
                                   605 Third Avenue
                               New York, New York 10158
                              Telephone: (212) 953-6000
                                 Fax: (212) 953-6899

February 13, 2001


Securities and Exchange Commission                                    20529-02
450 Fifth Street, N.W.
Washington, D.C. 20549

                                Re:     Trans Global Services, Inc.

Ladies and Gentlemen:

We refer to the registration statement on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), by Trans Global Services, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission covering the 130,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issuable pursuant to the Company's 1999 Long-Term Incentive Plan (the "Plan").

We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination described above, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statement are duly authorized and, when issued upon receipt of the exercise price of the options granted pursuant to the Plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                                Very truly yours,


                                            ESANU KATSKY KORINS & SIGER, LLP